Exhibit 10.2

PROMISSORY NOTE

$10,000,000.00	November 4, 2020
Birmingham, Alabama

FOR VALUE RECEIVED, the undersigned ADTRAN, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of CADENCE BANK, N.A. (the “Lender”), at its office at 2100 Third Avenue North, Suite 1100, Birmingham, Alabama 35203, or at such other place as Lender may direct, in lawful money of the United States of America constituting legal tender in payment of all debts and dues, public and private, together with interest thereon calculated at the rate and in the manner set forth herein, the principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may be advanced and outstanding hereunder.  Lender, from time to time, shall make advances and re-advances as may be requested by Borrower and accept payments, all in accordance with and subject to the provisions of this Note (as defined herein) and the Loan Documents (as defined herein).  The amount outstanding under this Note may vary from time to time by increases of up to the maximum principal amount stated above plus accrued interest, charges and expenses, and decreases down to no outstanding principal or accrued interest, charges or expenses.  Payment of principal and interest under this Promissory Note (the “Note”) shall be in accordance with the following provisions:

1.Interest Rate.  The per annum interest rate to be applied to the unpaid principal balance of this Note will be 150 basis points (1.50%) over the Screen Rate (as defined below); provided, that in no event shall the applicable rate of interest under this Note be less than 1.50% per annum (the “Floor Rate”); and, provided further, that Lender may waive or reinstate the Floor Rate as to all or any part of the indebtedness evidenced by this Note from time to time at Lender’s sole discretion and in no event shall the applicable rate of interest under this Note exceed the maximum rate allowed by law.

The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the “LIBOR.”  The term “LIBOR” means, as of any date of determination, the London Interbank Offered Rate, as determined by ICE Benchmark Administration Limited (ICE) (or any successor or substitute therefor) for U.S. dollar deposits for a one-month period as obtained by Lender from Reuter’s, Bloomberg or another commercially available source as may be designated by Lender from time to time (the “Screen Rate”), as of the date that is two (2) Business Days before each Payment Date, as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.  If the Screen Rate is less than zero, the Screen Rate shall be deemed to be zero.  The Screen Rate shall be adjusted on each Payment Date; provided, however, that the initial Screen Rate shall be determined as if the date on which funds are first advanced under this Note were a Payment Date.  Any change in LIBOR shall be effective from and including the effective date of such change as set forth herein.  Notwithstanding anything to the contrary contained herein, if for any reason adequate and reasonable means do not exist for ascertaining LIBOR as described above, it becomes illegal for Lender to maintain the Loan based on LIBOR or Lender determines that LIBOR will not adequately and fairly reflect its cost of making or maintaining the Loan, then upon notice to Borrower and until Lender gives notice that such conditions no longer exist, Lender shall have the right to substitute for LIBOR an alternative index rate (including any applicable upward or downward adjustment to an underlying published rate and the imposition of a zero floor).

The term “Business Day” means a day other than a Saturday, Sunday or a day on which Lender is closed for business; provided that, for the purposes of determining LIBOR, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in U.S. dollar deposits in the London interbank market.

The term “Payment Date” means the first Business Day of each quarter in a calendar year.

2.Payment.  Borrower promises to pay interest quarterly, on or before the Payment Date, accrued on the principal amount owing hereunder from time to time, computed daily, calculated as set forth below, with the first such interest payment to be due and payable on December 1, 2020.  All accrued and unpaid interest, all outstanding principal and all other charges relating to this Note shall be due and payable on November 4, 2021 (the “Maturity Date”).

3.Additional Provisions Regarding Interest.  Interest on all principal amounts outstanding from time to time hereunder shall be calculated on the basis of a 360‑day year applied to the actual number of days upon which principal is outstanding, by multiplying the product of the principal amount and the applicable rate set forth herein by the actual number of days elapsed, and dividing by 360.  At the option of Lender and without any requirement of notice to Borrower, any principal amounts outstanding hereunder after maturity, earlier acceleration of this Note, or an Event of Default, shall bear interest at a floating rate of three hundred basis points (3.00%) in excess of the per annum rate of interest otherwise applicable under this Note.

It is the intention of Lender and Borrower to conform strictly to any applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law, then, in that event, notwithstanding anything to the contrary in this Note or any other agreement entered into in connection with or as security for or guaranteeing this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged, or received by Lender under this Note or under any other agreement entered into in connection with or as security for or guaranteeing this Note shall under no circumstances exceed the Highest Lawful Rate (as defined below), and any excess shall be canceled automatically and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower, and (ii) in the event that the payment of this Note is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the Highest Lawful Rate and excess interest, if any, to Lender provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of Lender, be credited by Lender on the principal amount of any indebtedness owed to Lender by Borrower or refunded by Lender to Borrower.

The term “Highest Lawful Rate” means the maximum non-usurious interest rate (computed on the basis of a year of 365 or 366 days, as applicable) that at any time or from time to time may be contracted for, taken, reserved, charged, or received on amounts due to Lender, under laws applicable to Lender with regard to this Note that are presently in effect or, to the extent allowed by law, under such applicable laws that allow a higher maximum non-usurious rate than applicable laws now allow.

4.Prepayment.  This Note may be prepaid, in whole or in part, at any time, provided, that if any payment of any part of the principal amount of this Note which is subject to an Adjusted Libor Rate occurs on a date which is not the last day of an applicable Libor Adjustment Period, Borrower shall upon demand by Bank indemnify Bank for all costs incurred by Bank resulting therefrom, including, without limitation, any loss in liquidating or employing deposits acquired to fund or maintain such an Adjusted Libor Rate loan amount.

5.Application of Prepayments.  Borrower agrees that all loan fees and other prepaid charges are earned fully as of the date of this Note and will not be subject to refund, except as required by law.  Subject to any prepayment fee and other conditions provided herein, Borrower may pay all or a portion of the amount owed before it is due.  Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan before such amounts are due, whether such prepayment arises from a voluntary or involuntary prepayment, acceleration of maturity, or any other cause or reason.  Prepayment in part shall consist of payment of any portion of the unpaid principal balance before it is due, whether such prepayment arises from a voluntary or involuntary prepayment, acceleration of maturity, or any other cause or reason.

6.Loan Documents.  The indebtedness evidenced hereby is secured by, among other things, the Revolving Credit and Security Agreement (as amended from time to time, the “Security Agreement”) executed by the Borrower in favor of the Lender in connection herewith and the other Loan Documents as defined in the Security Agreement (collectively and as amended from time to time, the “Loan Documents”).  The proceeds of the loan evidenced by this Note are to be disbursed by the Lender in accordance with the Security Agreement.  This Note is included in the indebtedness referred to in the Loan Documents and is entitled to the benefits of those documents, but neither this reference to those documents nor any provisions thereof shall affect or impair the absolute and unconditional obligations of the Borrower to pay the principal of, interest on and charges and expenses related to this Note when due.

7.Events of Default.  The occurrence of any one or more of the following shall constitute an event of default hereunder (each an “Event of Default”):

(a)Default in the payment of the principal of, interest on, or charges and expenses related to this Note as and when due;

(b)Failure by Borrower or any guarantor to pay or perform any other loan, indebtedness, liability or obligation to Lender as and when due;

(c)Failure by Borrower, any guarantor or any other person or entity to observe or comply with any covenant, obligation or provision contained or referenced in this Note or in any of the Loan Documents or in any other document, agreement or instrument executed in connection with or securing this Note; or

(d)The occurrence or continuation of any default or event of default contained, specified or referenced in any of the Loan Documents or in any other document, agreement or instrument executed in connection with or securing this Note.

8.Rights and Remedies Upon Event of Default.  Upon the occurrence of an Event of Default, then, or at any time thereafter, Lender may, with or without notice to Borrower or any other person, refuse to make further advances under this Note, declare this Note to be forthwith due and payable, as to principal and interest and related charges and expenses, and/or exercise any and all rights and remedies available to Lender under applicable law and the Loan Documents, all without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the Loan Documents or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

The Lender is not required to rely on any collateral for the payment of this Note upon the occurrence of an Event of Default by the Borrower, but may proceed directly against the maker, endorsers, or guarantors, if any, in such manner as it deems desirable.  None of the rights and remedies of the Lender are to be waived or affected by failure to exercise them or by delay in exercising them.  All remedies conferred on the Lender by this Note or any other instrument or agreement shall be cumulative, and none is exclusive.  Such remedies may be exercised concurrently or consecutively at the then holder's option.

9.Late Fee.  Any scheduled payment of principal and/or interest which is not paid within ten (10) days from the date due will be subject to a late charge of five percent (5%) of such scheduled payment.

10.Waivers.  Borrower hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agrees that the Lender may accept partial payment, or release or exchange security or collateral, without discharging or releasing any unreleased collateral or the obligations evidenced hereby.  Borrower further waives any and all rights of exemption, both as to personal and real property, under the constitution or laws of the United States, the State of Alabama or any other state.

11.Attorneys’ Fees.  Borrower agrees to pay reasonable attorneys’ fees and costs incurred by the Lender in collecting or attempting to collect this Note, whether by suit or otherwise.

12.Notices.  Any notices required or permitted under this Note shall be given in accordance with the Security Agreement.

13.Waiver of Trial by Jury.  LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, ALL OTHER DOCUMENTS GIVEN TO EVIDENCE OR SECURE THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS RELATED THERETO (WHETHER VERBAL OR WRITTEN).

14.Miscellaneous.  As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

This Note and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be governed by and be construed in accordance with the internal laws of the State of Alabama, except that any conflict of laws rule of such jurisdiction that would require reference to the laws of some other jurisdiction shall be disregarded.  It is intended, and the Borrower and the Lender hereof specifically agree, that the internal laws of the State of Alabama (without regard to choice of law considerations), including, without limitation, applicable usury laws, shall apply to this Note and to this transaction.  Borrower acknowledges that the negotiation of the provisions of this Note and the other Loan Documents took place in the State of Alabama, and that all such documents are being executed in the State of Alabama, or if executed elsewhere, will become effective only upon Lender’s receipt and acceptance thereof in said State; provided, however, that Lender shall have no obligation to give, nor shall Borrower or any other person be entitled to receive, any notice of such receipt and acceptance in order for said Loan Documents to become effective, valid and binding obligations of the Borrower.

Borrower acknowledges further that all of such documents were or will be executed and delivered to Lender to induce Lender to make the Loan to Borrower.  Borrower acknowledges further that it is foreseeable that the negotiation, execution, and delivery of the Loan Documents and the making of the Loan materially affect a bank located in the State of Alabama and will have material economic effects in such State.  To the extent that Borrower’s actions have not already done so, and to the extent permitted by law, Borrower hereby submits itself to and/or does not object to jurisdiction in the State of Alabama for any action or cause of action arising out of or in connection with this Note, the Loan or the Loan Documents, agrees (to the extent permitted by law) that venue for any such action shall be in Jefferson County, Alabama, and (to the extent permitted by law) waives any and all rights under the laws of any state to object to jurisdiction or venue within Jefferson County, Alabama; provided, that with respect to the exercise and enforcement of foreclosure rights against any of the collateral or the mortgaged property, the laws of the state where the Collateral or the mortgaged property is located shall govern.  Notwithstanding the foregoing, nothing contained in this section shall prevent Lender from bringing any action or exercising any rights against Borrower, any guarantor, any security for the Loan, or any of Borrower’s properties in any other county, state or jurisdiction.  Initiating such action or proceeding or taking any such action in any other state shall in no event constitute a waiver by Lender of any of the foregoing.  Nothing herein shall be deemed to have the effect of limiting the jurisdiction of any court.

This Note is given under the seal of all parties hereto, and it is intended that this Note is and shall constitute and have the effect of a sealed instrument according to law.  This Note may not be modified except by written agreement signed by the Borrower and the Lender hereof, or by their respective successors or assigns.

[SIGNATURES APPEAR ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed, sealed and delivered as of the date first set forth above.

BORROWER:

ADTRAN, INC., a Delaware corporation
By:	/s/ Michael Foliano	(SEAL)
Name:	Michael Foliano
Title:	CFO

STATE OF Alabama

COUNTY OF Madison

I,         Ashley Jackson                                                                                   , a notary public in and for said County, in said State, hereby certify that        Michael Foliano                                   , whose name as      CFO                        of ADTRAN, INC., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day, that being informed of the contents of said instrument, __he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand this the     2nd          day of     November                     , 2020.

/s/ Ashley Michelle Jackson
Notary Public

{SEAL}	My Commission Expires:	4/23/23